A	C	I	ARMANDO C. IBARRA Certified Public Accountants A Professional Corporation

Armando C. Ibarra, C.P.A.                                                                                Members of the California Society of Certified Public Accountants

Armando Ibarra, Jr., C.P.A., JD                                                                        Members of the American Institute of Certified Public Accountants

                                                                                                                             Registered with the Public Company Accounting Oversight Board

April 20, 2006

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, consents to the inclusion of our report of March 20, 2006, on the audited financial statements of Frezer, Inc. (A Development Stage Company) as of December 31, 2005, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission or other regulatory agency.

Very truly yours,

s/Armando C Ibarra

___________________________

ARMANDO C. IBARRA, C.P.A.